UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2009

VIACOM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01               Other Events.

On October 14, 2009, Viacom Inc. (“Viacom” or the “Company”) entered into an underwriting agreement (the "Underwriting Agreement") with National Amusements, Inc. (“NAI”) and Citigroup Global Markets Inc., as representative of the underwriters named in Schedule 1 thereto, in connection with an underwritten public offering (the “Offering”) by NAIRI, Inc., a wholly owned subsidiary of NAI, of an aggregate of 21,321,240 shares of Viacom Class B Common Stock, $0.001 par value (the “Class B Common Stock”), which amount includes 1,938,295 shares of Class B Common Stock to be purchased by the Underwriters pursuant to the over-allotment option granted in Section 2(a)(ii) of the Underwriting Agreement.  The Company did not sell any shares in the Offering and will not receive any of the proceeds from NAI’s sale of shares in the Offering.  The Offering closed on October 20, 2009.  The Offering is being made pursuant to the Company’s Post-effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration Statement No. 333-139086) filed with the Securities and Exchange Commission on October 14, 2009 (the “Registration Statement”).  The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1.

The Company incorporates by reference the Underwriting Agreement filed herewith as Exhibit 1.1 into the Registration Statement, pursuant to which the sale was registered.

Section 9 - Financial Statements and Exhibits

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.  The following exhibit is filed as part of this Report on Form 8-K:

Exhibit No.            Description of Exhibit

1.1	Underwriting Agreement, dated October 14, 2009, among Viacom Inc., National Amusements, Inc. and Citigroup Global Markets Inc., as representative of the underwriters named in Schedule 1 thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOM INC.

By:	/s/ Michael D. Fricklas
	Name:	Michael D. Fricklas
	Title:	Executive Vice President, General Counsel and Secretary

Date:  October 20, 2009

Exhibit Index

Exhibit No.                            Description of Exhibit

1.1	Underwriting Agreement, dated October 14, 2009, among Viacom Inc., National Amusements, Inc. and Citigroup Global Markets Inc., as representative of the underwriters named in Schedule 1 thereto.